UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 4, 2013

Uranium Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33404	75-2212772
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

405 State Highway 121 Bypass, Building A, Suite 110 Lewisville, TX	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 219-3330

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Uranium Resources, Inc. (the “Company”) held on June 4, 2013 (the “Annual Meeting”), the Company’s stockholder approved the Uranium Resources, Inc. 2013 Omnibus Incentive Plan (the “2013 OIP”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Company’s Board of Directors previously approved the 2013 OIP in April 2013, subject to stockholder approval at the Annual Meeting. A description of the material terms of the 2013 OIP was included under “Proposal No. 3—Approval of the Uranium Resources, Inc. 2013 Omnibus Incentive Plan” in the Company’s definitive proxy statement relating to the Annual Meeting as filed with the Securities and Exchange Commission on April 30, 2013, and is incorporated herein by reference.

On June 4, 2013, the Compensation Committee of the Company’s Board of Directors approved the forms of grant agreement, filed as Exhibit 10.2 (form of Restricted Stock Agreement), Exhibit 10.3 (form of Non-Qualified Stock Option Agreement) and Exhibit 10.4 (form of Restricted Stock Unit Agreement) hereto, to be used under the 2013 OIP. Also on June 4, 2013, the Compensation Committee granted an award of 100,000 restricted stock units to Christopher M. Jones, the Company’s President and Chief Executive Officer. The award was granted subject to the terms and conditions of a restricted stock unit agreement in the form attached hereto as Exhibit 10.4. Mr. Jones’s award vests one-third on each of January 2, 2014, 2015 and 2016. Each non-employee director was also granted an award of 20,000 restricted stock units, vesting one-third on each of June 4, 2014, 2015 and 2016.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 4, 2013, the Company held the Annual Meeting.  The total number of shares of the Company’s common stock voted in person or by proxy at the Annual Meeting was 15,594,413, representing approximately 78.7% of the 19,821,681 shares issued and outstanding and entitled to vote at the Annual Meeting.  The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set out below.

Proposal 1.                    Election of Directors

The stockholders elected all six nominees at the Annual Meeting to serve as directors until the Annual Meeting of Stockholders in 2014.  The voting results were as follows:

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Paul K. Willmott	9,051,730	240,410	6,302,273
Christopher M. Jones	9,104,729	187,411	6,302,273
Terence J. Cryan	9,135,017	157,123	6,302,273
Marvin K. Kaiser	9,049,567	242,573	6,302,273
John H. Pfahl	9,134,118	158,022	6,302,273
Mark K. Wheatley	9,121,170	170,970	6,302,273

Proposal 2.       Advisory Vote on the Compensation of the Company’s Named Executive Officers

The stockholders approved the compensation of the Company’s named executive officers.  The voting results were as follows:

Votes Cast For	Votes Cast Against	Votes Abstain	Broker Non-Votes
8,990,890	249,628	51,622	6,302,273

Proposal 3.       Approval of the Uranium Resources, Inc. 2013 Omnibus Incentive Plan

The stockholders approved the 2013 OIP.  The voting results were as follows:

Votes Cast For	Votes Cast Against	Votes Abstain	Broker Non-Votes
8,961,072	292,187	38,881	6,302,273

Proposal 4.       Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  The voting results were as follows:

Votes Cast For	Votes Cast Against	Votes Abstain
15,225,704	207,086	161,623

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Uranium Resources, Inc. 2013 Omnibus Incentive Plan.
10.2	Form of Restricted Stock Agreement.
10.3	Form of Non-Qualified Stock Option Agreement.
10.4	Form of Restricted Stock Unit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Uranium Resources, Inc.

Dated: June 7, 2013	By:	/s/ Thomas H. Ehrlich
Name: Thomas H. Ehrlich
Title: Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Uranium Resources, Inc. 2013 Omnibus Incentive Plan.
10.2	Form of Restricted Stock Agreement.
10.3	Form of Non-Qualified Stock Option Agreement.
10.4	Form of Restricted Stock Unit Agreement.